UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2016

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01     Entry into a Material Definitive Agreement

Closing of LogicMark, LLC Acquisition

On July 25, 2016, (the “Closing Date”) Nxt-ID, Inc. (the “Company”) closed its acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests (the “Interests”) of LogicMark (the “Sellers”), dated May 17, 2016, (the “Interest Purchase Agreement”) as described on the Current Report to Form 8-K filed with the SEC on May 20, 2016. Pursuant the Interest Purchase Agreement, and on the Closing Date, the Company acquired all of the Interests from the Sellers for $17.5 million in cash consideration and $2.5 million in promissory notes (the “Acquisition”). In addition, the Company may be required to pay the Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement (the “Earnout”).

Promissory Notes

On the Closing Date, the Company issued to Logicmark Investment Partners, LLC (“Logicmark Investment”), as the Sellers’ representative, a secured subordinated promissory note in the original principal amount of $2,500,000 (the “Seller Note”). The Seller Note matures on September 23, 2016 and will accrue interest at a rate of 15% per annum.

Security Agreement

As security for all of the Company’s obligations under the Seller Note, the Company granted a security interest of all the Company’s assets in favor of the Sellers (the “Security Agreement”).

The foregoing descriptions of the terms of the Seller Notes and the Security Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

About LogicMark, LLC

Founded in 2006, LogicMark has revolutionized the personal emergency response system (PERS) industry by incorporating patented two-way voice communication technology directly in the medical alert pendant. The Company is a leading provider of non-monitored PERS products. With a focus on innovation, LogicMark provides a unique offering of medical alert systems that contribute to improving the quality of life for those choosing to continue to live independently. https://www.logicmark.com/.

Debt Financing

On July 25, 2016, the Company and a group of lenders, including ExWorks Capital Fund I, L.P. as agent for the lenders (collectively, the “Lenders”), entered into a Loan and Security Agreement (the “Loan Agreement”), whereby the Lender extended a revolving loan (the “Revolving Loan”) to the Company in the principal amount of $15,000,000 (the “Debt Financing”). The maturity date of the Revolving Loan is July 25, 2017, and upon certain terms and conditions may be extended to July 25, 2019. The Revolving Loan bears interest at a rate of 15% per annum. The Revolving Loan must be prepaid upon certain events.

The Loan Agreement contains customary covenants, including a covenant that the Company shall not permit the ratio of (a) EBITDA for each of the following periods, minus unfinanced capital expenditures, to (b) fixed charges for such periods to be less than the following ratios for such periods: 1) the six-month period ended December 31, 2016, 1.15:1.00, 2) the nine-month period ended March 31, 2017, 1.15:1.00,and 3) the twelve-month period ended June 30, 2017, and the twelve-month period ended on each September 30, December 31, March 31 and June 30 thereafter, 1.15:1.00.

The Revolving Loan is secured by a senior lien on all of the Company’s assets. The Revolving Loan is also guaranteed by, and secured by all of the assets of, LogicMark and the Company’s wholly-owned subsidiary, 3D-ID, LLC. The Company entered into a subordination agreement (the “Subordination Agreement”) with the Sellers (and acknowledged by the Lender), which subordinates the Earnout and Seller Note to the Loan Agreement.

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The foregoing description of the Loan Agreement and the Subordination Agreement, are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.3 and 10.4, respectively, to this Report, which are incorporated by reference herein.

Equity Financing

On July 25, 2016, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) under which the Investors agreed to purchase an aggregate of 4,500,000 shares (the “Series B Shares”) of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and warrants (the “Warrants”) to purchase 5,625,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $4,500,000 (the “Equity Financing”). The Company received net proceeds of $4,090,000, after deducting fees and expenses.

Series B Preferred Stock

Ranking

The Series B Preferred Stock will rank pari passu with our Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”) with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company. The Series B Preferred Stock will rank with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company senior to all of our common stock and other classes of capital stock other than the Series A Preferred Stock, unless the holders of a majority of the outstanding shares of Series B Preferred Stock consent to the creation of parity stock other than the Series A Preferred Stock, Series B Preferred Stock, or senior preferred stock.

Liquidation Preference of Series B Preferred Stock

Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, before the payment of any amount to the holder of shares of junior stock, the holders of Series B Preferred Stock are entitled to receive in cash an amount equal to the greater of (i) the stated value of the Series B Preferred Stock or (ii) the amount the holder of Series B Preferred Stock would receive if such holder converted the Series B Preferred Stock into common stock immediately prior to the date of the liquidation event, including accrued and unpaid dividends.

Dividends on Series B Preferred Stock

Holders of Series B Preferred Stock shall be entitled to receive from the first date of issuance of the Series B Preferred Stock until the date that is twelve (12) months from the issuance date (the “Maturity Date”) cumulative dividends at a rate of 25% per annum on a compounded basis, which dividend amount shall be guaranteed.  Accrued and unpaid dividends shall be payable by at the Company’s option in shares of common stock or in cash.

Redemption of Series B Preferred Stock

Upon the occurrence of certain triggering events (including, without limitation, the price of the common stock is not above the floor price for a period of ten (10) consecutive trading days and during such period no holder has made any conversions, (a “Floor Price Failure”); any material adverse effect occurs; and equity conditions failure), the holder of Series B Preferred Stock shall have the right to require the Company, by written notice, to redeem all or any of the shares of Series B Preferred Stock in shares of common stock or in cash at a price equal to the greater of (i) 110% of the conversion amount to be redeemed and (ii) the product of (a) the conversion amount divided by $0.40 multiplied by (b) 110% of the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such triggering event and ending on the date the Company makes the entire redemption payment to the holder of Series B Preferred Stock. In the event that the Company elects to pay the redemption price in shares of common stock, the Company shall issue the shares of common stock at a conversion price equal to 75% of the lowest volume weighted average price in the fifteen (15) consecutive trading days ending on the trading day that is immediately prior to the triggering event redemption notice (the “Triggering Event Redemption Conversion Price”). Further, if any holders request redemptions at the Triggering Event Redemption Conversion Price due to triggering event related to an equity conditions failure, upon a cure of such failure, the Company shall not be required to pay to such holder the redemptions in shares of Common Stock at the Triggering Event Conversion Redemption Price.

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Additionally, in the event of an Initial Floor Price Failure, the Company must within five (5) trading days upon the occurrence of a floor price failure, reset the floor price from $0.235 to $0.188, adjusted for splits and dividends (an “Initial Floor Price Reset”). In the event of a Floor Price Failure, where there has been an Initial Floor Price Reset and the floor price has fallen below such Initial Floor Price Reset and where the stated value of the then-outstanding Series B Preferred Stock held by all holders as a group is greater than or equal to $250,000, within five (5) trading Days following the Floor Price Failure, the Company will provide notice (a “Floor Price Failure Notice”) to the Holders of (i) the occurrence of a triggering event pursuant and (ii) its intention to either (x) redeem the Series B Preferred Stock , pursuant to the method of redemption described in the Certificate of Designations of the Series B Preferred Stock (the “Series B Certificate of Designations”), within ten (10) trading days or (y) to call a special meeting or annual meeting to consider items necessary to cure the triggering event; provided, that the Company files a preliminary proxy statement within ten (10) trading days thereafter (the “Preliminary Proxy”) and takes reasonable steps to get the corporate action approved within a reasonable period of time thereafter. If within ten (10) trading days following receipt by the holders of Floor Price Failure Notice, the Company has not redeemed the Series B Preferred Stock nor has the Company filed a Preliminary Proxy, then the holders of the Series B Preferred Stock, voting as a single class, shall have the right, but not the obligation, to take steps necessary to cause the Company to remedy the triggering event, including, without limitation, through, among other means, the holders filing of a proxy statement meeting the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in order to call a special meeting of the Company’s shareholders to consider whether to delist from the principal market or to effect a reverse stock split or some other corporate action necessary to cure the triggering event. If the triggering event has not been cured within two weeks following the date of such annual meeting or special meeting, then the holders may request redemption of their Series B Preferred Stock, pursuant to the method of redemption described in the Series B Certificate of Designations, which redemption must occur within five (5) trading days of such request.

Furthermore, beginning on November 1, 2016, the Company shall redeem one-fourteenth (1/14th) of the outstanding amount of Series B Preferred Stock and any accrued but unpaid dividends on a bi-weekly basis (the "Installment Redemption Payment").  The Installment Redemption Payment shall be payable,  at the option of the Company, in cash at a price equal to 110% of the stated value of the Series B Preferred Stock plus all accrued and unpaid dividends, or, subject to certain equity conditions, in common stock at a price equal to the lesser of (a) $0.40 or (b) 75% of the lowest volume weighted average price of the common stock in the ten (10) consecutive trading days ending on the trading day that is immediately prior to the date of the Installment Redemption Payment (the "Installment Conversion Price"), except that accrued and unpaid dividends shall be paid in cash; and provided that, the Installment Conversion Price shall not be below $0.235.

In the event that the Company elects to pay the Installment Redemption Payment in cash, the holder shall have the option to demand payment of the Installment Redemption Payment in shares of Common Stock at $0.40, in lieu of the receipt of cash. In the event that the Company elects to not pay an Installment Redemption Payment in cash and the equity conditions are not met, then each holder shall be entitled to the redemption of the applicable Installment Redemption Payment at a conversion price equal to the Triggering Event Redemption Conversion Price until such time that the Equity Conditions Failure is cured. Additionally, upon the repayment of the promissory note that will be issued in connection with the Debt Financing, the reference to 75% in connection with any Installment Redemption Payment will be increased to 80%.

Conversion Rights of Series B Preferred Stock

A holder of Series B Preferred Stock shall have the right to convert the Series B Preferred Stock, in whole or in part, upon written notice to the Company at a conversion price equal to $0.40, which shall be subject to adjustment for any share dividend, share split, share combination, reclassification or similar transaction.

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Mandatory Conversion Upon Qualified Offering

Effective on the closing of either (i) a firm commitment underwritten public offering, or (ii) a private offering with registration rights granted to investors, of equity, equity-linked or debt securities of the Company for a minimum aggregate purchase price of $20,000,000 (the "Qualified Offering"), each holder of shares of Series B Preferred Stock shall convert a minimum of at least two-thirds (2/3) and up to 100% of its outstanding shares of Series B Preferred Stock into the Qualified Offering at the price of such securities issued in the Qualified Offering.

Fundamental Transactions

The Company shall use its commercially reasonable efforts to not enter into a “fundamental transaction” unless the successor entity assumes in writing the obligations of the Company under the Certificate of Designations and the successor entity (including its parent entity) is a publicly traded company whose shares of common stock are quoted or listed on an eligible national securities exchange. Upon a change of control of the Company, a holder of Series B Preferred Stock shall have the right to require the Company to redeem all or any portion of the Series B Preferred Stock at the applicable premium redemption price. A fundamental transaction is a transaction in which (i) the Company, directly or indirectly, in one or more related transactions, (a) consolidates or merges with or into any other entity (except where the Company is the surviving entity), (b) sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its properties or assets to any other entity, (c) allows any other entity to make a purchase, tender or exchange offer that is accepted by such holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the entity making or party to, or associated or affiliated with the entity making or party to, such purchase, tender or exchange offer), or (d) consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other entity whereby such other entity acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other entity making or party to, or associated or affiliated with the other entity making or party to, such stock or share purchase agreement or other business combination), or (e) reorganizes, recapitalizes or reclassifies the common stock (which shall not include a reverse stock split), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company.

Voting Rights

Except with respect to certain material changes in the terms of the Series B Preferred Stock and certain other matters, and except as may be required by Delaware law, holders of Series B Preferred Stock shall have no voting rights. The approval of a majority of the holders of the Series B Preferred Stock is required to amend the Series B Certificate of Designations.

Warrants

The warrants are exercisable for an aggregate of 5,625,000 shares of the Company’s Common Stock. The warrants will be exercisable beginning on January 25, 2017, and will be exercisable for a period of five years. The exercise price with respect to the warrants is $0.75 per share. The exercise price and the amount of shares of our common stock issuable upon exercise of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Registration Rights Agreement

On July 25, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company agreed to register the shares of common stock underlying the Series B Shares and the Warrants on a Form S-3 registration statement to be filed with the SEC within thirty (30) days after the date of the issuance of the Series B Shares and the Warrants (the “Filing Date”) and to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) within ninety (90) days following the Filing Date. If certain of its obligations under the Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to each of the Investors, in the amount equal to 2% of the stated value of the Series B Shares on the Closing Date for each 30-day period for which the Company is non-compliant up to 6 months.

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The foregoing description of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement, are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.5, 4.1 and 10.6, respectively, to this Report, which are incorporated by reference herein.

Item 2.01    Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance of Series B Shares and the Warrants were made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Series A Certificate of Designations

On July 25, 2016, the Company filed a second amendment (the “Amendment”) to the Series A Preferred Stock Certificate of Designations with the Secretary of State of the State of Delaware. The Amendment was approved by holders of a majority of the outstanding shares of the Series A Preferred Stock.

The Amendment modified the following terms of the Series A Preferred Stock: (i) increased the amount of authorized shares of Series A Preferred Stock from 3,000,000 to 3,125,000; (ii) permitted the Series B Preferred Stock to be ranked pari passu; (iii) permitted the dividends to be paid not only in cash, but in common stock or additional Series A Preferred Stock; (iv) modified the conversion price of the Series A Preferred Stock from $0.60 to $0.40; (v) modified the conversion price upon certain triggering events; (vi) modified the commencement of date of the installment redemption payments; (vii) made it non-mandatory for any payments to be made in cash until the debt with respect to the Debt Financing is paid in full; (viii)permitted certain liens to be placed on the Company in connection with the Debt Financing; (ix) restricted payments and on transfer of assets; (x) restricted subsequent variable rate transactions; and (xi) added certain definitions.

A copy of the Second Preferred Stock Amendment is attached hereto as Exhibit 3.1 to this Report.

Series B Certificate of Designations

On July 25, 2016, the Company filed the Certificate of Designations for its Series B Preferred Stock with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to its Series B Preferred Stock. The Series B Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing. A copy of the Certificate of Designations is included in Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information pertaining to the Series B Preferred Stock set forth in Item 1.01 hereof is incorporated herein by reference.

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Item 8.01     Other Events

On July 26, 2016, the Company issued a press release (the “Press Release”) announcing the Acquisition, the Debt Financing, and the Equity Financing. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)          Financial Statements

Financial statements of LogicMark for the years ended December 31, 2015 and 2014, as required by Item 9.01(a) of Form 8-K are included with this filing as Exhibit 99.2.

(b)          Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) is being included with this filing as Exhibit 99.3.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Certificate of Designations for Series A Convertible Preferred Stock
3.2	Certificate of Designations for Series B Convertible Preferred Stock
4.1	Form of Warrant
10.1	Seller Note, dated July 25, 2016
10.2	Security Agreement, dated July 25, 2016
10.3	Loan and Security Agreement, dated July 25, 2016
10.4	Subordination Agreement, dated July 25, 2016
10.5	Securities Purchase Agreement, dated July 25, 2016
10.6	Registration Rights Agreement, dated July 25, 2016
99.1	Press Release, dated July 26, 2016
99.2	Audited financial statements for LogicMark, LLC for the years ended December 31, 2015 and 2014
99.3	Pro forma financial information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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